UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2011 (June 23, 2011)

Cleveland BioLabs, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street	14203
Buffalo, NY	(Zip Code)
(Address of Principal Executive Offices)

(716) 849-6810
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure.

On June 23, 2011, Cleveland BioLabs, Inc. (the “Company”) issued a press release announcing the closing of its registered direct offering of shares of common stock and warrants.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 8.01  Other Events.

As a result of the completion of the registered direct offering of shares of common stock and warrants referenced in Item 7.01 above, certain outstanding warrants of the Company will be adjusted as follows:

o
the aggregate number of shares of common stock issuable upon the exercise of the Company’s Series B warrants will increase from 3,918,376 to 4,445,276 shares and the exercise price will decrease from $5.99 to $5.28 per share.

o
the aggregate number of shares of common stock issuable upon the exercise of the Company’s Series C warrants will increase from 464,852 to 530,297 shares and the exercise price will decrease from $6.32 to $5.54 per share.

o	the exercise price of the Company’s warrants issued in March 2010 will decrease from $4.50 to $4.00 per share.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: June 24, 2011	By:	/s/ John A. Marhofer, Jr.
Name: John A. Marhofer, Jr.
Title: Chief Financial Officer